Exhibit 99.01

Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

VYVANSETM(lisdexamfetamine dimesylate) Receives Final DEA Schedule Classification, Clearing Way for Launch of First Prodrug Stimulant for Treatment of ADHD

Basingstoke, U.K., Philadelphia, PA - May 3, 2007 - Shire plc (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ) announced today that the U.S. Drug Enforcement Administration (DEA) has classified VYVANSE (lisdexamfetamine dimesylate, formerly known as NRP104), as a Schedule II controlled substance, following the earlier recommendation of the U.S. Food and Drug Administration (FDA).

The DEA schedule classification of VYVANSE represents the final step in the Federal government’s administrative approval process before Shire begins commercialization of this novel ADHD treatment. The DEA has published this decision in the Federal Register today with an effective date of June 4, as required by law. The FDA approved the New Drug Application (NDA) for VYVANSE for the treatment of Attention Deficit Hyperactivity Disorder (ADHD) on February 23, 2007. The product launch of VYVANSE remains on track for Q2 2007.

“The decision by the DEA was anticipated. All ADHD stimulant medications have historically been classified as Schedule II controlled substances,” said Matthew Emmens, Shire Chief Executive Officer. “VYVANSE is the first ADHD stimulant to have the results of abuse liability studies reflected in its product label. Shire plans to continue to build the body of evidence in support of a lower abuse potential profile.”

VYVANSE is a prodrug stimulant that is therapeutically inactive until metabolized in the body.1
In clinical studies designed to measure duration of effect, VYVANSE provided consistent ADHD symptom control compared to placebo throughout the day, even at 6:00 pm.1

When VYVANSE was administered orally and intravenously in two human studies that evaluated abuse potential, VYVANSE produced subjective responses on a scale of “Drug Liking Effects” (DLE) that were less than d-amphetamine at equivalent doses.1 DLE is used in clinical studies to assess the abuse potential of a drug among known substance abusers.

“VYVANSE will provide physicians with a novel treatment option,” said Robert Findling, MD, study investigator and Director, Division of Adolescent and Child Psychiatry, University Hospitals Case Medical Center. “Clinical studies have shown that VYVANSE offers

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significant efficacy for up to 12 hours and significantly less abuse-related liking effects at equivalent oral doses of the active ingredient, d-amphetamine.”

On April 20, 2007, Shire announced that it completed its acquisition of New River Pharmaceuticals Inc. (“New River”) pursuant to a short-form merger. The completion of the acquisition will allow Shire to drive the launch and future development of VYVANSE and gain the full economic benefits of the treatment.

Additional information about VYVANSE and Full Prescribing Information are available at www.Vyvanse.com.

VYVANSE Important Safety Information

VYVANSE should not be taken by patients who have advanced arteriosclerosis; symptomatic cardiovascular disease; moderate to severe hypertension; hyperthyroidism; known hypersensitivity or idiosyncrasy to sympathomimetic amines; agitated states; glaucoma; a history of drug abuse; or during or within 14 days after treatment with monoamine oxidase inhibitors (MAOIs).

Sudden death has been reported in association with CNS stimulant treatment at usual doses in children and adolescents with structural cardiac abnormalities or other serious heart problems. Sudden deaths, stroke, and myocardial infarction have been reported in adults taking stimulant drugs at usual doses in ADHD. Physicians should take a careful patient history, including family history, and physical exam, to assess the presence of cardiac disease. Patients who report symptoms of cardiac disease such as exertional chest pain and unexplained syncope should be promptly evaluated. Use with caution in patients whose underlying medical condition might be affected by increases in blood pressure or heart rate.

New psychosis, mania, aggression, growth suppression, and visual disturbances have been associated with the use of stimulants. Use with caution in patients with a history of psychosis, seizures or EEG abnormalities, bipolar disorder, or depression. Growth monitoring is advised during prolonged treatment.

Amphetamines have a high potential for abuse. Administration of amphetamines for prolonged periods of time may lead to drug dependence. Particular attention should be paid to the possibility of subjects obtaining amphetamines for non-therapeutic uses or distribution to others and the drugs should be prescribed or dispensed sparingly. Misuse of amphetamine may cause sudden death and serious cardiovascular adverse events.

The most common adverse events reported in clinical studies of VYVANSE were loss of appetite, insomnia, abdominal pain, and irritability.

For further information on Shire please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+44 1256 894 160
	Eric Rojas (North America)	+1 484 595 8252
Media	Jessica Mann (Rest of the World)	+44 1256 894 280
	Matthew Cabrey (North America)	+1 484 595 8248

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About ADHD
Approximately 7.8 percent of all school-age children, or about 4.4 million U.S. children aged 4 to 17 years, have been diagnosed with ADHD at some point in their lives, according to the U.S. Centers for Disease Control and Prevention (CDC).2 ADHD is one of the most common psychiatric disorders in children and adolescents.3 ADHD is a neurobiological disorder that manifests as a persistent pattern of inattention and/or hyperactivity-impulsivity that is more frequent and severe than is typically observed in individuals at a comparable level of development.4 To be properly diagnosed with ADHD, a child needs to demonstrate at least six of nine symptoms of inattention; and/or at least six of nine symptoms of hyperactivity/impulsivity; the onset of which appears before age 7 years; that some impairment from the symptoms is present in two or more settings (e.g., at school and home); that the symptoms continue for at least six months; and that there is clinically significant impairment in social, academic or occupational functioning and the symptoms cannot be better explained by another psychiatric disorder.4

Although there is no “cure” for ADHD, there are accepted treatments that specifically target its symptoms. The most common standard treatments include educational approaches, psychological or behavioral modification, and medication.5

Shire plc
Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician. Shire focuses its business on attention deficit and hyperactivity disorder (ADHD), human genetic therapies (HGT), gastrointestinal (GI) and renal diseases. The structure is sufficiently flexible to allow Shire to target new therapeutic areas to the extent opportunities arise through acquisitions. Shire believes that a carefully selected portfolio of products with a strategically aligned and relatively small-scale sales force will deliver strong results.

Shire’s focused strategy is to develop and market products for specialty physicians. Shire’s in-licensing, merger and acquisition efforts are focused on products in niche markets with strong intellectual property protection either in the US or Europe.

For further information on Shire, please visit the Company’s website: www.shire.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization; the impact of competitive products, including, but not limited to the impact of those on Shire’s Attention Deficit and Hyperactivity Disorder (“ADHD”) franchise; patents, including but not limited to, legal challenges relating to Shire’s ADHD franchise; government regulation and approval, including but not limited to the expected product approval dates of SPD503 (guanfacine extended release) (ADHD) and SPD465 (extended release triple-bead mixed amphetamine salts) (ADHD); Shire’s ability to secure new products for commercialization and/or development; Shire’s ability to benefit from its acquisition of New River Pharmaceuticals Inc.; and other risks and uncertainties detailed from time to time in Shire plc’s filings with the Securities and Exchange Commission, particularly Shire plc’s Annual Report on Form 10-K for the year ended December 31, 2006.

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# # #

1Vyvanse [package insert]. Wayne, PA: Shire Pharmaceuticals Inc; 2006.
2Mental health in the United States: Prevalence of diagnosis and medication treatment for attention-deficit/hyperactivity disorder, United States, 2003. MMWR, September 2, 2005;54(34):842-847. Available at: http://www.cdc.gov/mmwr/preview/mmwrhtml/mm5434a2.htm. Accessed September 27, 2005.
3 “Introduction,” Diagnosis and Treatment of Attention Deficit Hyperactivity Disorder. NIH Consensus Statement 1998 Nov 16-18; 16(2): 1-37. Available at: http://consensus.nih.gov/cons/110/110_statement.htm#0_Abstract. Accessed on June 8, 2005.
4Diagnostic and Statistical Manual of Mental Disorders: Fourth Edition, Text Revision. DSM-TR-IV®. Washington, DC: American Psychiatric Association; 2000: 85.
5Baumgartel A, et al. Practice guideline for the diagnosis and management of attention deficit hyperactivity disorder. Ambulatory Child Health. 1998;4:51.

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